Exhibit 99.1

For More Information, Press Only:

Ryan McBride

(425) 943-4533

rmcbride@radiantdelivers.com

RADIANT LOGISTICS ANNOUNCES RESULTS FOR SECOND FISCAL

QUARTER ENDED DECEMBER 31, 2013

Posts quarterly results with Adjusted EBITDA of $3.6 Million - Up $1.6 Million and 76.4%;

Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 520 bps at 14.7%

BELLEVUE, WA February 13, 2014 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and six months ended December 31, 2013.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2013)

—

Net income attributable to common shareholders was approximately $0.3 million, including a one-time non-cash charge of $1.2 million related to the unamortized original issue discount and debt issue costs written off in connection with the retirement of subordinate debt, on $84.1 million of revenues, or $0.01 per basic and diluted share, for the second fiscal quarter of 2014, compared to net income of less than $0.1 million on $78.2 million of revenues, or $0.00 per basic and diluted share, for the comparable prior year period.

—

Adjusted net income attributable to common shareholders was $1.9 million, or $0.06 per basic and $0.05 per diluted share, for the second fiscal quarter of 2014, compared to adjusted net income attributable to common shareholders of $0.9 million, or $0.03 per basic and $0.02 per fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 40% and excluding other items not considered part of regular operating activities.

—	Adjusted EBITDA increased 76.4% to $3,588,000 for the second fiscal quarter of 2014, compared to adjusted EBITDA of $2,035,000 in the comparable prior year period.

—

Adjusted EBITDA margin (expressed as a function of net revenues) increased 520 basis points to 14.7% for the second fiscal quarter of 2014, compared to Adjusted EBITDA margin of 9.5% in the comparable prior year period.

—

Effective October 1, Radiant acquired Phoenix based On Time Express, Inc., internalizing a proprietary dedicated line-haul network which we expect will serve as a catalyst for margin expansion and a competitive differentiator to help secure new end customers and attract additional agent stations to the Radiant network. On Time Express is anticipated to add $26.0 -$28.0 million in revenues and $3.5 - $4.0 million in additional adjusted EBITDA.

—

During the second fiscal quarter of 2014, the Company raised non-diluted growth capital of approximately $19.3 million in net proceeds through the issuance of a redeemable perpetual preferred equity security, the proceeds of which were used to retire its subordinated debt and substantially reduce amounts outstanding under its senior credit facility.

CEO Comments

“We are very pleased to report another solid quarter and continuing our trend of margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $3.6 million for the quarter ended December 31, 2013, up approximately $1.6 million and 76.4% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion. For the quarter ended December 31, 2013, our Adjusted EBITDA expressed as a function of net revenues increased 520 basis points, up from 9.5% to 14.7% for the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further margin expansion as we continue to scale the business and look for ways to drive operating efficiencies in our non-asset based business model. This was also the first quarter where our reported results include the benefit our recent acquisition of On Time and the step-function growth in the earnings power of our platform. We believe On Time will become even more impactful over time as we get further into the integration and have the opportunity to leverage On Time’s capabilities for the benefit of the broader Radiant network.

“We are also very excited to have completed our recent preferred equity offering which fortified our balance sheet and positioned us for future growth. The preferred offering is effectively non-dilutive growth capital which we used to de-lever; retiring our subordinated debt and substantially reducing amounts outstanding under our senior credit facility with Bank of America. At December 31, 2013, (and excluding contingent earn-outs) we had no net debt (i.e. $11.5 million in total debt and $11.8 million of cash). In effect, we now have access to approximately $30.0 million low-cost capital via our senior credit facility to continue to advance our acquisition strategy. Assuming we continue to focus on acquiring complimentary non-asset based transportation businesses following historic practices, this would imply we could on-board an additional $12.0 million in incremental EBITDA with minimal dilution to the common shareholders (e.g. acquisition candidates generating $1.0-$3.0 million in EBITDA - $12.0 million in aggregate EBITDA valued at 5 times multiple with 50% of the purchase price paid at closing). We are not ruling out the possibility of larger transactions at potentially higher multiples in the years ahead but acquisition candidates generating $1.0 - $3.0 million EBITDA continue to be the focus of our efforts.”

Crain concluded: “We are also providing guidance for the upcoming quarter ending March 31, 2014 and excluding the benefit of any further acquisitions, we are projecting adjusted EBITDA in the range of $3.1 - $3.6 million on approximately $80.1 - $83.4 million in revenues which equates to adjusted net income available to common shareholders in the range of $1.2 - $1.5 million, or $0.04 per basic and $0.03 - $0.04 per fully diluted share. As with our previous communications, we would also like to remind investors that our free cash flow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

Second Fiscal Quarter ended December 31, 2013 – Financial Results

For the three months ended December 31, 2013, Radiant reported net income attributable to common shareholders of $264,000 on $84.1 million of revenues, or $0.01 per basic and fully diluted share, including a loss on write-off of debt discount of $1,238,000. For the three months ended December 31, 2012, Radiant reported net income attributable to common shareholders of $21,000 on $78.2 million of revenues, or $0.00 per basic and fully diluted share, including transition and lease termination costs of $1,544,000.

For the three months ended December 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,858,000, or $0.06 per basic and $.05 per fully diluted share. For the three months ended December 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $882,000, or $0.03 per basic and $0.02 per fully diluted share.

The Company also reported adjusted EBITDA of $3,588,000 for the three months ended December 31, 2013, compared to adjusted EBITDA of $2,035,000 for the three months ended December 31, 2012.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for both the three month periods ending December 31, 2013 appears at the end of this release.

Six Months ended December 31, 2013 – Financial Results

For the six months ended December 31, 2013, Radiant reported net income attributable to common shareholders of $1,355,000 on $160.8 million of revenues, or $0.04 per basic and fully diluted share, including a loss on write-off of debt discount of $1,238,000. For the six months ended December 31, 2012, Radiant reported net income attributable to common shareholders of $424,000 on $157.3 million of revenues, or $0.01 per basic and fully diluted share, including transition and lease termination costs of $1,544,000.

For the six months ended December 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $3,381,000, or $0.10 per basic and $0.09 per fully diluted share. For the six months ended December 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $2,220,000, or $0.07 per basic and $0.06 per fully diluted share.

The Company also reported adjusted EBITDA of $6,684,000 for the six months ended December 31, 2013, compared to adjusted EBITDA of $4,540,000 for the six months ended December 31, 2012.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the six month periods ending December 31, 2013 and 2012 appears at the end of this release.

Network Expansion – Acquisition of On Time Express

On October 1, 2013, the Company completed the acquisition of Phoenix, Arizona-based On Time Express, Inc. (“On Time”). On Time brings Radiant a diverse and unique service offering along with a best-of-class domestic line haul network that will serve as a catalyst for margin expansion and a competitive differentiator to help secure new end customers and attract additional agent stations to the Radiant network.

Other Significant Events

In December of 2013, the Company completed the public offering of 839,200 shares of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Shares”), liquidation preference $25.00 per share. After deducting the underwriting discount and other offering costs, net proceeds to the Company were approximately $19.3 million. The Series A Preferred Shares are listed on the NYSE MKT Stock Market under the symbol RLGT-PA.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the outlook period ending March 31, 2014 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending March 31, 2014
Net income attributable to Radiant Logistics, Inc.	$1,002 - $1,304
Less: Preferred Dividend Requirement	($566)

Net Income attributable to common shareholders	$436-$738

Net income per common share Basic and Diluted	$0.01 - $0.02

Weighted average shares outstanding:
Basic shares	33,700,000
Diluted shares	36,500,000

Reconciliation of net income to adjusted net income:
Net income attributable to Radiant Logistics, Inc.	$1,002 - $1,304
Less: Preferred Dividends Requirement	($566)
Net Income attributable to common shareholders	$436-$738

Adjustments to net income:
Income tax expense	688 – 890
Depreciation and amortization	1,250

Adjusted net income before taxes	$2,374 - $2,878

Provision for income taxes at 40% before preferred dividends	1,176 – 1,378

Adjusted net income	$1,198 - $1,500

Adjusted net income per common share:
Basic	$0.04 - $0.04
Diluted	$0.03 - $0.04

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending March 31, 2014

Net income attributable to Radiant Logistics, Inc.	$1,002 - $1,304
Less: Preferred Dividends Requirement	($566)
Net Income attributable to common shareholders	$436-$738

Adjustments to net income:
Preferred Dividend Requirement	566
Income tax expense	688 – 890
Depreciation and amortization	1,250
Net interest expense	50

EBITDA	$2,990 - $3,494

Share-based compensation	118
Change in contingent consideration	35

Adjusted EBITDA	$3,144 - $3,648

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Friday, February 14, 2014 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-

8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 13572569. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing. The company operates through a network of company-owned and independent agent offices across North America under the Radiant, Airgroup, Adcom, DBA and On Time network brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	DECEMBER 31,	JUNE 30,
	2013	2013

ASSETS

Current assets:

Cash and cash equivalents	$11,838,784	$1,024,192

Accounts receivable, net of allowance of $1,044,203 and $1,445,646, respectively	50,298,466	52,131,462

Current portion of employee and other receivables	469,150	328,123

Prepaid expenses and other current assets	2,230,766	2,477,904

Deferred tax asset	837,391	908,564

Total current assets	65,674,557	56,870,245

Furniture and equipment, net	1,376,020	1,289,818

Acquired intangibles, net	15,599,346	9,231,163

Goodwill	26,802,045	15,952,544

Employee and other receivables, net of current portion	37,742	72,433

Deposits and other assets	700,002	336,613

Total long term assets	43,139,135	25,592,753

Total assets	$110,189,712	$83,752,816

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued transportation costs	$36,929,007	$35,767,785

Commissions payable	5,308,050	6,086,324

Other accrued costs	2,340,752	2,176,567

Income taxes payable	744,943	361,571

Current portion of notes payable to former shareholders of acquired operations	2,767,091	767,091

Amounts due to former shareholders of acquired operations	1,369,613	-

Current portion of contingent consideration	1,609,000	305,000

Current portion of lease termination liability	303,862	305,496

Total current liabilities	51,372,318	45,769,834

Notes payable and other long-term debt, net of current portion and debt discount	8,713,630	17,213,424

Contingent consideration, net of current portion	8,886,000	3,720,000

Lease termination liability, net of current portion	364,868	505,353

Deferred tax liability	2,902,426	73,433

Deferred rent liability	572,097	583,401

Other long-term liabilities	2,610	2,610

Total long term liabilities	21,441,631	22,098,221

Total liabilities	72,813,949	67,868,055

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets (continued)

(unaudited)

	DECEMBER 31,	JUNE 30,
	2013	2013

Stockholders’ equity:

Radiant Logistics, Inc. stockholders’ equity:

Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 and 0 shares issued and outstanding, respectively, liquidation preference of $20,980,000	839	-

Common stock, $0.001 par value, 100,000,000 shares authorized, 33,645,497 and 33,348,166 shares issued and outstanding, respectively	15,100	14,803

Additional paid-in capital	34,032,411	13,873,157

Deferred compensation	(11,730)	(14,252)

Retained earnings	3,298,840	1,943,530

Total Radiant Logistics, Inc. stockholders’ equity	37,335,460	15,817,238

Non-controlling interest	40,303	67,523

Total stockholders’ equity	37,375,763	15,884,761

Total liabilities and stockholders’ equity	$110,189,712	$83,752,816

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2013	2012	2013	2012
Revenue	$84,143,519	$78,177,757	$160,845,380	$157,326,215
Cost of transportation	59,777,636	56,652,509	113,258,996	113,562,525

Net revenues	24,365,883	21,525,248	47,586,384	43,763,690

Agent commissions	12,906,080	13,183,721	26,540,852	26,479,046
Personnel costs	5,396,200	4,188,218	9,887,803	8,302,496
Selling, general and administrative expenses	2,686,711	2,183,890	4,951,045	4,727,221
Depreciation and amortization	1,241,656	1,015,367	2,071,754	2,135,171
Transition and lease termination costs	-	1,544,454	-	1,544,454
Change in contingent consideration	(17,567)	(325,000)	(212,567)	(275,000)

Total operating expenses	22,213,080	21,790,650	43,238,887	42,913,388

Income (loss) from operations	2,152,803	(265,402)	4,347,497	850,302

Other income (expense):
Interest income	2,128	5,059	4,628	9,132
Interest expense	(495,293)	(512,690)	(1,016,456)	(1,008,021)
Loss on write-off of debt discount	(1,238,409)		(1,238,409)
Gain on litigation settlement, net	-	368,162		368,162
Other	8,563	62,766	92,746	211,738

Total other expense	(1,723,011)	(76,703)	(2,157,491)	(418,989)

Income (loss) before income tax benefit (expense)	429,792	(342,105)	2,190,006	431,313

Income tax benefit (expense)	(150,081)	397,656	(801,916)	57,652

Net income	279,711	55,551	1,388,090	488,965

Less: Net income attributable to non-controlling interest	(16,138)	(34,771)	(32,780)	(65,032)

Net income attributable to Radiant Logistics, Inc.	$263,573	$20,780	$1,355,310	$423,933

Net income per common share – basic and diluted	$.01	$.00	$.04	$.01

Weighted average shares outstanding:
Basic shares	33,601,956	33,041,430	33,469,659	33,036,270
Diluted shares	36,466,123	35,384,437	36,226,803	35,493,359

RADIANT LOGISTICS, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 40% tax rate for calculating the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, unusual legal and claims settlement as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration stock-based compensation, acquisition, severance and lease termination costs and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2013	2012	2013	2012

Net income	$263,573	$20,780	$1,355,310	$423,933

Net income per common share – basic and diluted	$.01	$.00	$.04	$.01

Weighted average shares outstanding:
Basic shares	33,601,956	33,041,430	33,469,659	33,036,270
Diluted shares	36,466,123	35,384,437	36,226,803	35,493,359

Reconciliation of net income to adjusted net income:
Net income	$263,573	$20,780	$1,355,310	$423,933

Adjustments to net income:
Income tax expense (benefit)	150,081	(397,656)	801,916	(57,652)
Depreciation and amortization	1,241,656	1,015,367	2,071,754	2,135,171
Change in contingent consideration	(17,567)	(325,000)	(212,567)	(275,000)
Gain on litigation settlement, net	-	(368,162)	-	(368,162)
Lease termination costs	-	1,439,018	-	1,439,018
Acquisition related costs	74,887	39,337	140,455	39,337
Severance and transition costs associated with acquisitions	-	105,436	-	105,436
Non-recurring legal costs	51,473	(127,781)	67,234	123,413
Loss on write-off of debt discount	1,238,409	-	1,238,409	-
Amortization of loan fees and original issue discount	94,844	68,727	172,412	134,735

Adjusted net income before taxes	3,097,356	1,470,066	5,634,923	3,700,229

Provision for income taxes at 40%	(1,238,942)	(588,026)	(2,253,969)	(1,480,092)

Adjusted net income	$1,858,414	$882,040	$3,380,954	$2,220,137

Adjusted net income per common share:
Basic	$.06	$.03	$.10	$.07
Diluted	$.05	$.02	$.09	$.06

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
Reconciliation of net income to adjusted EBITDA:	2013	2012	2013	2012

Net income	$263,573	$20,780	$1,355,310	$423,933

Adjustments to net income:
Income tax expense (benefit)	150,081	(397,656)	801,916	(57,652)
Depreciation and amortization	1,241,656	1,015,367	2,071,754	2,135,171
Net interest expense	493,165	507,631	1,011,828	998,889

EBITDA	2,148,475	1,146,122	5,240,808	3,500,341

Share-based compensation	143,998	103,243	277,187	204,744
Change in contingent consideration	(17,567)	(325,000)	(212,567)	(275,000)
Gain on litigation settlement, net	-	(368,162)	-	(368,162)
Lease termination costs	-	1,439,018	-	1,439,018
Acquisition related costs	74,887	39,337	140,455	39,337
Loss on write-off of debt discount	1,238,409	-	1,238,409	-

Adjusted EBITDA	$3,588,202	$2,034,558	$6,684,292	$4,540,278